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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 7, 2003


                            COMMERCIAL METALS COMPANY
             (Exact name of registrant as specified in its charter)


          DELAWARE                       1-4304                  75-0725338
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
        incorporation)                                       Identification No.)

6565 N. MACARTHUR BLVD.
     IRVING, TEXAS                                                 75039
(Address of principal                                            (Zip Code)
 executive offices)

       Registrant's telephone number, including area code: (214) 689-4300


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ITEM 5.  OTHER EVENTS.

         On November 7, 2003, Commercial Metals Company announced the expiration of cash tender offer for its outstanding 7.20% Notes due 2005. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference under Item 5.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits

                  99.1     Press Release dated November 7, 2003.


ITEM 9.  REGULATION FD DISCLOSURE.

     The Company is furnishing the following information pursuant to Regulation
FD: "As part of our overall business strategy, we pursue acquisitions of and investments in complementary companies. We are currently participating in negotiations regarding a potential acquisition of another company for a cash purchase price of approximately $50 million. The transaction is subject to the negotiation of definitive agreements and other conditions and approvals. We can give no assurance whether these negotiations will be concluded or whether this transaction will be completed."

         The information in this Item 9 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             COMMERCIAL METALS COMPANY


                             By: /s/ WILLIAM B. LARSON
                                 ----------------------------------------------
                             Name:  William B. Larson
                             Title: Vice President and Chief Financial Officer

Date: November 7, 2003


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                                  EXHIBIT INDEX

Exhibit No.                       Description of Exhibit
-----------                -------------------------------------
99.1                       Press Release dated November 7, 2003.